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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Experts" and to the use of our report dated December 10, 2001 in the Registration Statement (Form N-2) and related Prospectus and Statement of Additional Information of the Nuveen Performance Plus Municipal Fund, Inc. filed with the Securities and Exchange Commission in this Pre-Effective Amendment
No. 2 to the Registration Statement under the Securities Act of 1933 (File No. 333-75688) and in this Amendment No. 14 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-05809).



                                                           ERNST & YOUNG LLP



Chicago, Illinois
April 1, 2002